Exhibit 10.9

FIRST AMENDMENT TO
PROMISSORY NOTE DATED APRIL 22, 2009
BETWEEN
WILLIAM J. MARSHALL
AND
GREEN EARTH TECHNOLOGIES, INC.

This First Amendment to Promissory Note (“First Amendment”) is hereby executed this 1st day of August, 2009 by and between William J. Marshall (“Lender”) and Green Earth Technologies, Inc. (“Borrower”)

WHEREAS, the Borrower is indebted to Lender for a aggregate principal sum of one hundred and twenty-five thousand dollars ($125,000.00) pursuant to that certain Promissory Note (“Note”) dated as of April 22, 2009;

WHEREAS, the Note provides that the entire unpaid principal balance of this Note, together with all accrued and unpaid interest, shall be immediately due and payable in full on July 31, 2009; and

WHEREAS, Borrower and Lender wish to amend the term of the Note as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which is expressly acknowledged, the parties agree as follows:

1.	The “July 31, 2009” maturity date in section (2) of the Note is deleted and is replaced with “January 4, 2010”.

2.	Except as expressed contrary herein, all provisions and terms and conditions of the Note continue in full force and effect.

3.

This First Amendment has been executed in Connecticut, and all rights and obligations hereunder shall be governed by the laws of the State of Connecticut (without regard to its conflicts of laws principle).

4.	The above Recitals are incorporated into this First Amendment and made a part hereof by reference.

BORROWER:	LENDER:

GREEN EARTH TECHNOLOGIES, INC.	WILLIAM J. MARSHALL

/s/ Greg D. Adams	/s/ William J. Marshall

Greg D. Adams	William J. Marshall
Chief Financial Officer

PROMISSORY NOTE

$125,000	April 22, 2009

          1. Principal. FOR VALUE RECEIVED, the undersigned, Green Earth Technologies, Inc., a Delaware corporation (the “Maker”), hereby unconditionally promises to pay to William J. Marshall (the “Payee”) in legal tender in the United States of America the aggregate principal sum of one hundred and twenty-five thousand and 00/100 U.S. Dollars (US$125,000.00).

          2. Due Date: The Note matures on July 31, 2009. Principal and interest shall be due and payable on the stated Due Date.

          3. Mandatory Repayment. The entire outstanding balance payable under the Note shall become immediately due and payable upon the earlier of (a) the Due Date, or (b) the occurrence of an Event of Default.

          4. Method of Payment. The principal on this Note shall be payable to the Payee at such place as may be designated by the Payee or the holder hereof, by written notice to the Maker.

          5. Optional Prepayments. The Maker shall have the right to prepay this Note in whole or in part at any time prior to the Maturity Date, without premium or penalty. All partial prepayments shall be applied first to the accrued interest and then to the payment of the principal due on this Note.

          6. Events of Default. For purposes of this Note, “Event of Default” shall mean the occurrence of any of the following:

                    (a) If Maker fails to pay any or all of the principal amount of this Note when due; or

                    (b) If the Maker becomes insolvent (where insolvency means either the excess of liabilities over assets or the inability to pay debts as they come due) or makes a general assignment for the benefit of creditors, or files a petition in bankruptcy, or if a petition in bankruptcy should hereafter be filed against it, or if a receiver of substantially all its property or assets should hereafter be appointed and such petition or appointment is not vacated or otherwise stayed within sixty (60) days thereafter.

          7. Interest. This Note shall bear interest at a rate of twelve percent (12%) per annum. Interest shall be calculated retroactive to the actual loan dates as noted below:

                    (a) January 28, 2009 - $100,000

                    (b) February 24, 2009 - $25,000

          8. Expenses for Collection. In case of any proceedings to collect when due the principal or interest of this Note, the Maker shall be responsible for payment of all costs and expenses for such collection, including reasonable attorneys’ fees.

          9. Governing Law and Submission to Jurisdiction. This Note shall be governed by and construed in accordance with the laws of the State of New York. By execution of this Note the Maker hereby agrees that any legal action or proceeding arising out of this Note may be instituted in the State or federal courts sitting in the County and State of New York, and in connection therewith, Maker hereby irrevocably submits to the jurisdiction of any such court in any action, suit or proceeding.

          10. Waiver of Presentment, etc. The Maker hereby waives presentment, demand for payment, notice of dishonor, notice of protest and protest, and all other notices or demands in connection with the delivery, acceptance, performance or default of this Note, except as herein set forth.

          11. No Waiver. No course of dealings between Maker (or either of them) and Payee or the holder hereof or any delay on the part of Payee or the holder hereof in exercising any rights hereunder shall operate as a waiver of any rights of Payee or the holder hereof, except to the extent expressly waived in writing by Payee or the holder hereof.

          IN WITNESS WHEREOF, the undersigned has duly executed this Note on the day and year first above written.

GREEN EARTH TECHNOLOGIES, INC.

By:	Greg D. Adams

Name:	Greg D. Adams
Title:	Chief Financial Officer